Exhibit 10.80

EXECUTION
AMENDMENT NO. 10
TO MASTER REPURCHASE AGREEMENT

Amendment No. 10 to Master Repurchase Agreement, dated as of December 11, 2020 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Quicken Loans, LLC (“Seller”).
RECITALS
Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).
Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.
Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:
SECTION 1.Delivery of Mortgage Loan Documents. Section 3.3 of the Existing Master Repurchase Agreement is hereby amended by deleting paragraph (a) in its entirety and replacing it with the following:
(a)    Dry Mortgage Loans. Prior to any Transaction related to a Dry Mortgage Loan (including eMortgage Loans), Seller shall deliver to Buyer or its Custodian, or authorize and direct the Closing Agent to deliver to Buyer or its Custodian, the related Mortgage Loan Documents in accordance with and pursuant to the terms of Section 7.2 hereof and the Custodial Agreement.; provided that, with respect to any eMortgage Loan, Seller shall deliver to Custodian each of Buyer’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to be transferred to Buyer, (iii) with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the related eNote to reflect the MERS Org ID of Seller and the eNote Secured Party status of the related eNote to reflect the MERS Org ID of Ginnie Mae, (iv) the Location status of the related eNote to be transferred to Custodian, and (v) other than with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry (collectively, the “eNote Delivery Requirements”).
SECTION 2.Security; Servicing; Margin Account Maintenance; Custody of Mortgage Loan Documents; Repurchase Transactions; Due Diligence. Section 6 of the Existing Master Repurchase Agreement is hereby amended by deleting the first paragraph of subsection 6.1 in its entirety and replacing it with the following:
6.1    Precautionary Grant of Security Interest in Purchased Assets and Purchased Items. With respect to the Purchased Assets, although the parties intend that all Transactions
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hereunder be sales and purchases (other than for accounting and tax purposes) and not secured loans, and without prejudice to the provisions of Section 6.6 and the expressed intent of the parties, if any Transactions are deemed to be secured loans, as security for the performance of all of Seller’s obligations hereunder, Seller hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon the Purchased Assets and other Purchased Items and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect to the Purchased Assets and other Purchased Items. Possession of any promissory notes, or instruments by the Custodian shall constitute possession on behalf of Buyer.
SECTION 3.Affirmative Covenants. Section 9 of the Existing Master Repurchase Agreement is hereby amended by deleting paragraph (a) in subsection 9.3 in its entirety and replacing it with the following:
(a)    any Control Failure or eNote Secured Party Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure;
SECTION 4.Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:
4.1deleting the definitions of “Agency-Required eNote Legend”, “Control Failure” and “eVault” in their entirety and replacing them with the following:
Agency-Required eNote Legend: The legend or paragraph required by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit 18 to the Custodial Agreement, as may be amended from time to time by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.
Control Failure: With respect to an eNote, (a) if the Controller status of the eNote shall not have been transferred to (i) other than with respect to a Ginnie Mae eNote Pooled Loan, Buyer and (ii) with respect to a Ginnie Mae eNote Pooled Loan, Seller, (b) (i) other than with respect to a Ginnie Mae eNote Pooled Loan, Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter) and (ii) with respect to a Ginnie Mae eNote Pooled Loan, Seller shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
eVault: An electronic repository established and maintained by the Custodian for delivery and storage of eNotes.
4.2adding the following definitions in their proper alphabetical order:
eNote Secured Party Failure: With respect to a Ginnie Mae eNote Pooled Loan, (a) if the eNote Secured Party status of the eNote shall not have been transferred to Ginnie Mae within one (1) Business Day of certification thereof, (b) Ginnie Mae shall otherwise not be designated as the eNote Secured Party in the MERS eRegistry, (c) if the eVault shall have released the Authoritative Copy of such eNote in contravention of the requirements of the Custodial Agreement, or (d) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.

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eNote Secured Party: With respect to a Ginnie Mae eNote Pooled Loan, the party designated in the MERS eRegistry as the “Secured Party”.
Ginnie Mae eNote Pooled Loan: An eNote that is a Pooled Mortgage Loan that is eligible to be placed into a Ginnie Mae Program.
Master Servicer Field: With respect to an eNote, the field entitled “Master Servicer” in the MERS eRegistry.
Subservicer Field: With respect to an eNote, the field entitled “Subservicer” in the MERS eRegistry.
Transfer of Servicing: With respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer or Subservicer, as applicable, of such eNote.
Unauthorized Servicing Modification: With respect to an eNote, an unauthorized Transfer of Location, an unauthorized Transfer of Servicing or any unauthorized change in any other information, status or data, including, without limitation, a change of the Master Servicer Field or Subservicer Field with respect to such eNote on the MERS eRegistry, initiated by the Seller, any Servicer or a vendor.
4.3deleting the definitions of “eVault Provider”, “Servicing Agent”, “Transfer of Control”, “Transfer of Control and Location”, “Transfer of Servicing Agent” and “Unauthorized Servicing Agent Modification” in their entirety and any and all references thereto.
SECTION 5.Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by deleting paragraph (eee) in its entirety and replacing it with the following:
(eee)    eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:
(i)the eNote bears a digital or electronic signature;
(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;
(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
(v)other than with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
(vi)with respect to a Ginnie Mae eNote Pooled Loan, the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Seller;
(vii)with respect to a Ginnie Mae eNote Pooled Loan, the eNote Secured Party status of the eNote on the MERS eRegistry reflects the MERS Org ID of Ginnie Mae;
(viii)other than with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;

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(ix)with respect to a Ginnie Mae eNote Pooled Loan, the Delegatee status of the eNote on the MERS eRegistry is blank;
(x)the Master Servicer Field status of the eNote on the MERS eRegistry is Seller;
(xi)the Subservicer Field status of the eNote on the MERS eRegistry (i) reflects, if there is a third-party subservicer, such subservicer’s MERS Org ID or (ii) if there is not a subservicer, is blank;
(xii)There is no Control Failure, eNote Secured Party Failure, eNote Replacement Failure or Unauthorized Servicing Modification with respect to such eNote;
(xiii)the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the UCC;
(xiv)other than with respect to a Ginnie Mae eNote Pooled Loan, there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and
(xv)there is no paper copy of the eNote in existence nor has the eNote been papered-out.
SECTION 6.Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.
SECTION 7.Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.
SECTION 8.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 9.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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SECTION 10.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 11.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
Bank of America, N.A., as Buyer

By: /s/ Adam Robitshek
Name: Adam Robitshek
Title: Director

QUICKEN LOANS, LLC, as Seller

DocuSigned by:
/s/ Robert P. Wilson
CC8E1688430845
Name: Rob Wilson
Title: Treasurer

Signature Page to Amendment No. 10 to Master Repurchase Agreement (BANA/Quicken)
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